Exhibit 31.2

Certification Pursuant to Rules 13a-14(a) and 15d-14(a) as

Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Mitchell Gendel, certify that:

1.	I have reviewed this amendment to the annual report on Form 10-K for the year ended December 31, 2018 of MDC Partners Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	March 18, 2019	/s/ Mitchell Gendel
		By:	Mitchell Gendel
		Title:	Member of the CEO Executive Committee